UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Keane, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 11, 2007, Keane, Inc. (“Keane”) made available a communication to its management employees relating to the Agreement and Plan of Merger dated February 6, 2007 by and among Keane, Caritor, Inc. and Renaissance Acquisition Corp., a wholly owned subsidiary of Caritor.

Dear Fellow Managers:

We believe we are making good progress supporting the activities critical to our proposed merger with Caritor.

The management teams of both Keane and Caritor continue to work together in anticipation of combining our two organizations.  Renee Southard, Keane’s Vice President of Integration, and Jim Puthuff, Caritor’s Chief Operating Officer, have been leading these efforts.  Activities focused on the transition include collaborative working sessions in the US and India to analyze, compare, and identify best practices within each firm’s policies, processes, delivery models, global practices, and corporate functions.

The next step in the merger process is to file a definitive proxy statement with the SEC.  This is the document that will be mailed to Keane shareholders to vote on the merger agreement between Keane and Caritor.  We are currently working through the language and timing of this document, and plan to have it filed soon.  The vote of holders of at least two-thirds of Keane’s outstanding shares is needed to approve the merger agreement. The management of both Keane and Caritor remain focused on our goal to close the merger during the Second Quarter of 2007.

As you know, shortly after the “Caritor to acquire Keane” announcement, the Company received an inquiry from the SEC requesting documents relating to our stock option grants and stock option practices. The special committee has retained independent legal counsel to assist in the inquiry, and is cooperating with the SEC in this matter. Until the special committee completes its inquiry and management, in consultation with our outside auditors, is able to assess whether the Company’s historical stock option practices should have any impact on the Company’s historical accounting and, as a result, whether and to what extent any adjustment is required to our historical financial statements, we believe we will not be able to file the annual report on Form 10-K for the year ended December 31, 2006; therefore we have missed the 10-K filing deadline.

Missing the 10-K filing has triggered the receipt of two notices:  one from a bond holder and the other from the New York Stock Exchange (NYSE).

On April 6, the Company filed an 8-K disclosing that we had received a notice from a holder of our debentures that we are in “default” of the terms of the indenture that require timely delivery of our audited financial statements for the 2006 fiscal year to the trustee under the indenture.  Under the terms of the indenture, Keane has 60 days to cure the default by delivering audited financial statements to the trustee under the indenture. Although we are in default, Keane has lived up to its obligation to pay interest on the debentures and we are financially sound.  In fact, we believe Keane remains a financially strong company with positive cash flow and $200 million in cash and liquid assets.

Also on April 6, Keane filed an 8-K disclosing that we received notice from the NYSE informing Keane that the NYSE will monitor the Company and the status of Keane’s 10-K filing.  If Keane does not file its Annual Report on Form 10-K for the year ended December 31, 2006 within six months of the filing date, the NYSE may allow Keane’s securities to be traded for up to an additional six-month trading period or, if the NYSE determines that such additional trading period is not appropriate, commence suspension and delisting procedures.  However, if Keane is acquired by Caritor, Keane will become a private entity and will no longer be traded on the NYSE.

I want to thank you for your continuing support of Keane during this time of transition.  Please use this information to reassure employees and to answer their questions.  We will continue to update you on our progress regarding both the merger and the plans to integrate our two organizations.  We will be sending out an announcement to all employees in conjunction with the filing of a Definitive Proxy.

Russell J. Campanello

Senior Vice President, Human Resources & Marketing

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Keane has filed a preliminary proxy statement with the SEC and plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the transaction.  The definitive proxy statement will contain important information about Keane, the merger and related matters.  Investors and security holders are urged to read the definitive proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Keane through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the proxy statement from Keane by contacting Larry Vale at 617-517-1290.

Keane, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Keane’s stockholders with respect to the transactions contemplated by the merger agreement.  Information regarding Keane’s directors and executive officers is contained in Keane’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated April 6, 2006 for its 2006 Annual Meeting of Stockholders, which are filed with the SEC, as well as Keane’s Current Reports on Form 8-K filed with the SEC on January 1, 2006, March 29, 2006, June 23, 2006, October 23, 2006 and January 25, 2007.  As of January 31, 2007, Keane’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 11.6 million shares, or 19%, of Keane’s common stock. You can obtain free copies of these documents from Keane using the contact information set forth above.  Additional information regarding interests of such participants is included in the preliminary proxy statement filed with the SEC and the definitive proxy statement that will be filed with the SEC and available free of charge as indicated above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document, regarding the proposed transaction between Keane and Caritor, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company, and any other statements about Keane or Caritor managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions) should also be considered to be forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements.  Important factors that might cause such a difference include, but are not limited to, the ability of Keane to obtain stockholder approval of the merger; the possibility that the merger will not close or that the closing will be delayed; the challenges and costs of integrating the operations and personnel of Keane; and other events and factors disclosed previously and from time to time in Caritor’s and Keane’s filings with the Securities and Exchange Commission, including Keane’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Caritor and Keane disclaim any obligation to update any forward-looking statements after the date of this document.